Exhibit 1.2
NEW RESIDENTIAL INVESTMENT CORP.
AMENDMENT NO. 1 TO THE
DISTRIBUTION AGREEMENT

August 1, 2019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Nomura Securities International, Inc.
Worldwide Plaza
309 West 49th Street
New York, New York 10019

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

Reference is made to that certain distribution agreement, dated July 30, 2018 (the “Distribution Agreement”), among BofA Securities, Inc. (an assignee of certain rights and obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Barclays Capital Inc., BTIG, LLC and Raymond James & Associates, Inc. and New Residential Investment Corp., a Delaware corporation (the “Company”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Distribution Agreement, of shares of its common stock, par value $0.01 per share (the “Shares”) having an aggregate Gross Sales Price of up to $500,000,000 (the “Issuance Limit”), of which Shares with an aggregate gross sales price of $9,112,228.10 have been sold by the Company pursuant to the Distribution Agreement as of the date hereof.  All capitalized terms used in this Amendment No. 1 to the Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement.  For the avoidance of doubt, all references to the Distribution Agreement in any document related to the transactions contemplated by the Distribution Agreement shall be to the Distribution Agreement as amended by this Amendment. BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, and Wells Fargo Securities, LLC (each an “Agent” or collectively, the “Agents”) and the Company agree as follows:

A.	Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:

1.	As of the date hereof, references to “opinions and negative assurance letter” in Section 6(d) to the Distribution Agreement shall be replaced with “comfort letter.”

2.
As of the date hereof, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC is each added as a party to the Distribution Agreement, and each is included within the defined term “Agents” contained in the Distribution Agreement for all purposes hereunder and under the Distribution Agreement.

3.	As of the date hereof, the Issuance Limit shall be restored to the original amount of $500,000,000.

4.	As of the date hereof, the first sentence of the first paragraph of the Distribution Agreement is hereby deleted in its entirety and replaced with the following:

New Residential Investment Corp., a Delaware corporation (the “Company”), confirms its agreement with each of BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, having an aggregate Gross Sales Price (as defined in Section 2(b) below) subsequent to the date of the Prospectus (as defined below) of up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement.

5.
The term “registration statement” referenced in the Distribution Agreement shall mean the Registration Statement on Form S-3 (File No. 333-232952) that was filed by the Company with the Securities and Exchange Commission (“SEC”), and became effective, on August 1, 2019, and the term “Basic Prospectus” shall mean the Prospectus dated August 1, 2019 that was filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of the such prospectus.

6.	The following shall be included as Section 21 to the Distribution Agreement:

Recognition of the U.S. Special Resolution Regimes.
(a)  In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)  In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agents are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

7.	The following shall be included in Schedule D to the Distribution Agreement as a Significant Subsidiary of the Company:

NRZ MBN Issuer Holdings LLC

B.	No Other Amendments. Except as set forth in Section A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

C.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

D.
Notices. Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices shall be directed to the respective Agents at (i) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Fax: (646) 855-3073, with a copy to ECM Legal, Fax: (212) 230-8730, (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133, (iii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD (iv) J.P. Morgan Securities LLC 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, with a copy to the Legal Department, (v) Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548 (vi) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Capital Markets, (vii) RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Email: equityprospectus@rbccm.com, Phone: 877-822-4089, and (viii) Wells Fargo Securities, LLC at 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and, if to the Company, shall be directed to it at New Residential Investment Corp., 1345 Avenue of the Americas, New York, New York 10105, Attn: Cameron D. MacDougall (email cmacdougall@fortress.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, Attention:  Michael Zeidel (email michael.zeidel@skadden.com) and Michael Schwartz (email michael.schwartz@skadden.com).

E.
Governing Law. THIS AMENDMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AMENDMENT, DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Amendment No.1 to the Distribution Agreement in the space provided below.

Very truly yours,

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

[Signature page to Amendment No. 1 to the Distribution Agreement]

Accepted and agreed to as of the date first above written:

BofA Securities, Inc.

By:	/s/ Will Addas
Name:	Will Addas
Title:	Head of Financial Institutions Group, Managing Director

Barclays Capital Inc.

By:	/s/ Jaime Cohen
Name:	Jaime Cohen
Title:	Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Craig Wiele
Name:	Craig Wiele
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Vice President

Nomura Securities International, Inc.

By:	/s/ John Winkler
Name:	John Winkler
Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Jozsi Popper
Name:	Jozsi Popper
Title:	Senior Vice President

RBC Capital Markets, LLC

By:	/s/ Saurabh Monga
Name:	Saurabh Monga
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Lear Beyer
Name:	Lear Beyer
Title:	Managing Director